UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 NE Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 5, 2023, at the annual meeting of stockholders of Barrett Business Services, Inc. (the "Company"), the Company’s stockholders approved the Amended and Restated 2020 Stock Incentive Plan (the “Restated 2020 Stock Plan”), which had been adopted by the Company’s Board of Directors (the “Board”) on April 11, 2023. The primary reason for the proposal was to increase the maximum number of shares of the Company’s Common Stock available for awards under the plan from 375,000 to 725,000. The foregoing share increase was the only substantive change made in the Restated 2020 Stock Plan.

The Restated 2020 Stock Plan authorizes awards of stock-based compensation to directors, officers, other key employees, and outside consultants. The material terms of the Restated 2020 Stock Plan are described in the Company’s definitive Proxy Statement, dated April 21, 2023, under the heading “Item 2 - Approval of the Barrett Business Services, Inc. Amended and Restated 2020 Stock Incentive Plan,” which is incorporated herein by reference. The descriptions of the Restated 2020 Stock Plan contained herein and in the definitive Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the Restated 2020 Stock Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of stockholders on June 5, 2023 (the "Annual Meeting").

(b) The matters considered and voted on by the Company's stockholders at the Annual Meeting and the voting results were as follows:

Proposal 1. Eight directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Thomas J. Carley	4,765,391	638,350	7,052	430,212
Joseph S. Clabby	5,351,529	52,088	7,176	430,212
Thomas B. Cusick	5,336,141	67,476	7,176	430,212
Gary E. Kramer	5,301,569	97,988	11,236	430,212
Anthony Meeker	4,756,302	647,439	7,052	430,212
Carla A. Moradi	5,334,653	68,964	7,176	430,212
Alexandra Morehouse	5,261,508	142,109	7,176	430,212
Vincent P. Price	5,102,099	299,538	9,156	430,212

Proposal 2. Approval of the Barrett Business Services, Inc. Amended and Restated 2020 Stock Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
4,658,631	735,875	16,287	430,212

As a result, the Company’s stockholders approved the Amended and Restated 2020 Stock Incentive Plan.

Proposal 3. Approval, by non-binding vote, of the compensation paid to the Company's named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
4,660,443	657,087	93,263	430,212

As a result, the Company’s stockholders approved on a non-binding, advisory vote the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2022.

Proposal 4. Approval, by non-binding vote, of annual advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
5,057,611	9,595	251,694	91,893	430,212

Proposal 5. Ratification of the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.

Shares Voted For	Shares Voted Against	Abstentions
5,833,748	5,826	1,431

As a result, the Company’s stockholders ratified the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

(d) After consideration of the results of the advisory vote on the frequency of future advisory votes on executive compensation in Proposal 4 above and other factors, the Board determined, at a meeting held on June 5, 2023, that advisory votes on executive compensation (similar to Proposal 3 above) will be submitted to stockholders on an annual basis until the next advisory stockholder vote on the frequency of such advisory votes is held.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Barrett Business Services, Inc. Amended and Restated 2020 Stock Incentive Plan

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC. Registrant
Dated: June 8, 2023	By:	/s/ Anthony J. Harris
Anthony J. Harris Executive Vice President and Chief Financial Officer and Treasurer